                         TECHNOLOGY TRANSFER AGREEMENT

      WHEREAS, WE, Paul Carter residing at 828 Encino Vista Drive, Thousand Oaks, County of Ventura, State of California, and Malcolm Thomson residing at 12307 Willow Forest Drive, Moorpark, County of Ventura, State of California, the ASSIGNORS herein, have created computer programs entitled FILE POWER (Docket Nos. 87-239 and 87-296) for which we have filed applications for copyright registrations in the United States which applications we are the joint owners;

      WHEREAS, OPTIKA IMAGING SYSTEMS, INC. a corporation organized and existing under the laws of the State of California, having a place of business at 980 Enchanted Way, Suite 101, Simi Valley, California 93065, the ASSIGNEE herein, desires to acquire the full ownership of all rights, title and interests including the copyrights in and to the works entitled FILE POWER;

      NOW, THEREFORE, for and in consideration of 187,500 shares of common stock of the ASSIGNEE received by each of the ASSIGNORS, the receipt and legal sufficiency of all of which is hereby acknowledged, we, the said ASSIGNORS, have sold and do hereby sell, assign, transfer and set over unto said ASSIGNEE, its successors and assigns, the entire rights, titles and interests including the copyrights in and to the works entitled FILE POWER and the underlying computer code, subroutines, flowcharts and theory and in and to applications pertaining to or based upon said works and applications, not only for, to and in the United States of America, its territories and possessions, but for, to and in all countries foreign thereto, together with and including all priority rights based upon any and all applications in the United States of America covered by this Assignment.

      And for the above-named considerations, we do hereby agree that we will, at the request of said ASSIGNEE, execute any and all applications for copyright registrations for said works and any and all other papers and documents and do all other and further lawful acts that said ASSIGNEE may copyright registrations and to perfect and vest in the ASSIGNEE the entire rights, titles and interests including the copyrights in and to the works entitled FILE POWER.

      And for the above-named considerations, we do hereby authorize and empower the ASSIGNEE, its successors and assigns, to apply for and obtain, in its or their own names, for the said work before competent International Authorities and in any and all countries foreign to the United States in which applications for copyright registration can be made or copyright registration so obtained.

      This agreement will constitute a transfer to ASSIGNEE of full ownership of all rights, titles, and interests, including the copyrights in and to the works entitled FILE POWER.


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

      This agreement signifies that (i) we represent and warrant to said ASSIGNEE that, with the exception of the works assigned hereby, said ASSIGNORS make no claim of right, title or ownership as to any patents, trademarks service marks, trade names, copyrights, licenses, information and proprietary rights, used or useful in the business of said ASSIGNEE as now conducted and as currently proposed to be conducted and (ii) we acknowledge that, except for the obligation of the ASSIGNEE to deliver the shares of common stock referred to above and the obligations of the ASSIGNEE to pay to us an aggregate of $595,000 pursuant to certain subordinated promissory notes dated on or about the date hereof, the ASSIGNEE has satisfied all obligations to us pertaining to all such works, patents, trademarks, service marks, trade names, copyrights, licenses, information and proprietary rights.

      This agreement will further signify that we represent and warrant that we are the sole authors and sole proprietors of all rights in and to any portion of the aforementioned works; that the works are original and not in the public domain; that the copyrights in the works have not been forfeited; that they do not violate or infringe on any personal or property rights of others, whether common law or statutory; that they contain nothing libelous or contrary to law; and that we have full power to enter into this agreement.

      This agreement will also constitute that the works contain no material from other copyrighted or unpublished works that has been used without the written consent of the copyright owner and/or of the owner of any other rights to or in such other works and that we will obtain any such written consent as may be required and will deliver it to ASSIGNEE.

      DATED at Los Angeles, California, this 20th day of February, 1992.



                                       /s/ PAUL CARTER
                                       ------------------------------
                                       PAUL CARTER



                                       /S/ MALCOLM THOMSON
                                       ------------------------------
                                       MALCOLM THOMSON

STATE OF CALIFORNIA          )
                             ) ss
COUNTY OF LOS ANGELES        )

On this 20th day of February, 1992, before me, the undersigned, a Notary Public
        ----
in and for said State, personally appeared PAUL CARTER and MALCOLM THOMSON, personally known to me (or proved to be on the basis of satisfactory evidence) to be the persons who executed the within instrument and acknowledged to me that they executed same.
                                                   [SEAL APPEARS HERE]
                                                 -------------------------
WITNESS my hand and official seal                OFFICIAL SEAL
                                                 VEIGH ANN WEINER
                                                 Notary Public-California
                                                 LOS ANGELES COUNTY
/s/ VEIGH ANN WEINER
- -----------------------------------------        My comm. EXP OCT 13, 1992
                                                 -------------------------

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